Exhibit 99.1

InspireMD Supports CMS’ Final National Coverage Determination (NCD) Expanding Coverage

of Carotid Stenting (CAS) to Include Both Asymptomatic and Standard Risk Patients

Provides additional treatment options for patients and treating physicians; likely expands CAS addressable market

Potentially accelerates conversion of carotid interventions from surgery (carotid endarterectomy) to minimally invasive CAS and TCAR procedures

InspireMD advancing both CAS and TCAR stent delivery platforms along U.S. and E.U. regulatory pathways leveraging proven CGuard EPS stent system

Tel Aviv, Israel, and Miami, Florida — October 12, 2023 – InspireMD, Inc. (Nasdaq: NSPR), developer of the CGuard™ Embolic Prevention Stent System (EPS) for the prevention of stroke, today announced its support for the Centers for Medicare and Medicaid Services (CMS) final National Coverage Determination (NCD) which expands coverage of carotid artery stenting (CAS) and transcarotid artery revascularization (TCAR) to include both asymptomatic and standard risk patients.

Marvin Slosman, Chief Executive Officer of InspireMD, stated, “We support CMS’s final decision on the expansion of coverage of CAS to include both symptomatic and asymptomatic carotid artery disease patients considered to be either standard or high risk for surgery. This decision offers a new treatment alternative to patients and their treating physicians and, we believe, will accelerate the ongoing shift toward an endovascular ‘stent first’ approach and away from more invasive surgery, the current standard of care.

“Importantly, at InspireMD, we continue to advance our mission, focusing on the importance of the implant first in both our CAS and TCAR programs, which are advancing through regulatory pathways in the U.S. and E.U. These programs both feature our next-generation CGuard EPS stent that has demonstrated unmatched clinical outcomes across nine clinical trials that have enrolled more than 1,850 patients, as well as over 40,000 real-world procedures performed to date. The CGuard EPS stent remains the cornerstone of our business, and this decision by CMS will broaden access to what we regard as this best-in-class technology, with anticipated FDA approval.”

In June 2023, InspireMD announced completion of enrollment in the C-GUARDIANS investigational device exemption (IDE) clinical trial of its CGuard™ EPS stent system. Thirty-day safety results from the trial will be presented as a Late Breaking Clinical Trial at the VIVA (Vascular InterVentional Advances) conference on November 1, 2023, in Las Vegas. The company anticipates filing for Premarket Approval (PMA) in the second half of 2024 when one-year follow up has been completed.

InspireMD will provide further updates on this and other recent developments during its regularly scheduled third quarter 2023 conference call in November.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free long-term outcomes. InspireMD’s common stock is quoted on the Nasdaq under the ticker symbol NSPR.

We routinely post information that may be important to investors on our website. For more information, please visit www.inspiremd.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements regarding InspireMD or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “scheduled” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives, and substantial doubt regarding our ability to continue as a going concern; our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out stockholders’ ownership interests; market acceptance of our products; an inability to secure and maintain regulatory approvals for the sale of our products; negative clinical trial results or lengthy product delays in key markets; our ability to maintain compliance with the Nasdaq listing standards; our ability to generate revenues from our products and obtain and maintain regulatory approvals for our products; our ability to adequately protect our intellectual property; our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary; the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that our technology is an attractive alternative to other procedures and products; intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do; entry of new competitors and products and potential technological obsolescence of our products; inability to carry out research, development and commercialization plans; loss of a key customer or supplier; technical problems with our research and products and potential product liability claims; product malfunctions; price increases for supplies and components; insufficient or inadequate reimbursement by governmental and other third-party payers for our products; our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful; adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions; the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction; the escalation of hostilities in Israel, which could impair our ability to manufacture our products; and current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com

Chuck Padala, Managing Director

LifeSci Advisors

646-627-8390

chuck@lifesciadvisors.com

investor-relations@inspiremd.com